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                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT




Subsidiaries of Alliance Bancorp of New England, Inc.:

         Tolland Bank, a Connecticut chartered savings bank

         Alliance Capital Trust I, a Delaware Statutory Business Trust

         Alliance Capital Trust II, a Delaware Statutory Business Trust

Subsidiaries of Tolland Bank:

         Asset Recovery Systems, Inc. a Connecticut corporation

         Tolland Investment Corporation, a Connecticut corporation